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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported) - FEBRUARY 16, 2007

                       COMMISSION FILE NUMBER: 000-254888

                           RG GLOBAL LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)

               CALIFORNIA                                     33-0230641
       (State or jurisdiction of                            (IRS Employer
     incorporation or organization)                      Identification No.)

                             30021 TOMAS, SUITE 200
                    RANCHO SANTA MARGARITA, CALIFORNIA 92688
          (Address of principal executive offices, including zip code)

                                 (949) 888-9500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) [GRAPHIC OMITTED]

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                           RG GLOBAL LIFESTYLES, INC.


ITEM 8.01.  OTHER ITEMS

On February 16, 2007, the Board of Directors of the Registrant determined it was in the best interest of its shareholders of the Company to break off settlement negotiations and to proceed with vigorously defending itself and asserting counterclaims for damages in litigation with certain purchasers of its convertible notes ("Noteholders"). The Registrant and Noteholders had entered into a securities purchase agreement and ancillary documents for the sale of the convertible notes on June 6, 2006.

Registrant had notified Noteholders in January 2007 of its belief that the Noteholders had breached the warranties in the agreements regarding short sales of the Company stock, and of a disagreement with Noteholders regarding the terms of the conversions under the notes. Registrant subsequently limited conversions to Noteholders of outstanding amounts due into common stock under the notes. Litigation was commenced in the Supreme Court of New York.

Registrant strongly believes that the Company's counterclaims for damages caused by Noteholders' actions will prevail, and that Noteholders' claims are without merit.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


Date: February 23, 2007                 RG GLOBAL LIFESTYLES, INC.


                                        By:  /s/ Louis  Knickerbocker
                                             ---------------------------------
                                             Louis Knickerbocker,
                                             Chief Executive Officer, Director


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